Exhibit 23.1

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Suite 3300 Commerce Court West	Internet	www.kpmg.ca
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2
Canada
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Jaguar Mining Inc.
We consent to the incorporation by reference in this Form S-8 of:
–	our auditors’ report dated March 22, 2007 on the consolidated balance sheets of Jaguar Mining Inc. (the “Company”) as at December 31, 2006 and 2005, and the consolidated statements of operations and deficit and cash flows for each of the years in the two-year period ended December 31, 2006.

–	our auditors’ report dated March 30, 2006 on the consolidated balance sheets of Jaguar Mining Inc. (the “Company”) as at December 31, 2005 and 2004, and the consolidated statements of operations and deficit and cash flows for each of the years in the two-year period ended December 31, 2005.

–	our auditors’ report on reconciliation to United States GAAP dated June 15, 2007.
Each of which are contained in the amendment No. 1 to the registration statement on Form 40-F of the Company for the fiscal years then ended dated June 29, 2007.
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
July 27, 2007
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.